Exhibit 10.21

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE SECURITIES ACT, OR UNLESS SOLD IN FULL COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT.

MUSKIE PROPPANT LLC

FORM OF JUNIOR SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, MUSKIE PROPPANT LLC, a Delaware limited liability company (the “Company”), promises to pay to the order of Gulfport Energy Corporation and permitted successors and assigns (the “Holder”)                                          (the “Principal”) together with all accrued and unpaid interest thereon, as hereinafter provided (the “Note”).

1. Interest. The Principal of this promissory note (this “Note”) shall bear interest (“Interest”) at a rate equal to the lesser of (x) the prime rate of interest announced from time to time by Citibank, N.A. plus two and one half percent (2.5%) per annum, or (y) the maximum rate of interest permitted by applicable law, from the date advanced and shall continue to accrue on a daily basis on the unpaid Principal until paid in full; provided that, if any Event of Default (as defined below) shall occur, Interest shall instead accrue on the unpaid Principal, from and after the occurrence of the relevant Event of Default (as defined below), at the lesser of (x) the rate of sixteen percent (16%) per annum, or (y) the maximum rate of interest permitted by applicable law. All Interest on this Note shall be computed on the actual number of days elapsed over a 360 day year.

2. Payments.

(a) The outstanding Principal shall become fully due and payable on July 31, 2014 (the “Maturity Date”), unless accelerated or extended in accordance with the terms hereof.

(b) Interest on the unpaid Principal will be due and payable in arrears (i) on the last day of each month, beginning on July 31, 2013 and (ii) on each date when all or any portion of the Principal is due and payable (or any date selected by the Company for payment).

(c) All payments of Principal and Interest under this Note shall be made in lawful money of the United States of America at the Holder’s business office at c/o Wexford Capital LP, 411 West Putnam Ave, Greenwich, Connecticut 06830 or at such other place as Holder shall have designated in writing. All payments hereunder (whether on the Maturity Date or otherwise) shall be applied first to any Interest, fees, expenses and other charges then due and unpaid, in such order as the Holder shall determine, with the remaining amount, if any, to be applied to unpaid Principal hereunder.

(d) The Principal and Interest hereunder may be prepaid by the Company at anytime without penalty.

(e) All payments (whether in cash, property or securities (including by conversion or exchange hereof) or otherwise, including without limitation payments by setoff) in respect of this Note shall be made on a pro rata basis in respect of this Note and the Pari Passu Notes (as defined below), based on the unpaid amounts thereunder. If the Holder shall receive any payment in violation of this paragraph, the Holder shall pay such excess funds over to the holders of the Pari Passu Notes or purchase Pari Passu Notes or interests therein from the holders thereof in order to cause the excess payment to be shared among the holders of this Note and the Pari Passu Notes on a pro rata basis.

3. Covenants of the Company. The Company covenants and agrees with the Holder that without the written consent of the Holder:

(i) other than the Principal of this Note, the Company shall not, directly or indirectly, incur, guarantee, assume or suffer to exist any indebtedness (other than Senior Indebtedness and Pari Passu Debt (as each is defined below)) and the incurrence of trade debt in the ordinary course of business, except with the express written consent of the Holder;

(ii) the Company shall not, directly or indirectly, allow or suffer to exist any lien upon or in any property or assets (including, without limitation, accounts and contract rights) owned by the Company, other than Permitted Liens (as defined below);

(iii) other than payments made on a pro rata basis in respect of the Principal of this Note and the principal of the Pari Passu Debt, the Company shall not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or otherwise (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any indebtedness for borrowed money (other than the Senior Indebtedness) or other indebtedness or obligations (excluding than trade debt incurred in the ordinary course of business);

(iv) other than (1) principal payments made on a pro rata basis in respect of the Principal of this Note and the principal of the Pari Passu Debt and (2) the declaration and payment of distributions on a pro rata basis to holders of equity securities of the Company in amounts not greater than the estimated tax liabilities of such holders of equity securities that are directly attributable to the Company’s taxable income that is allocated to such holders, the Company shall not, directly or indirectly (x) purchase, redeem, retire, exchange or otherwise acquire for value any debt or equity securities of the Company or securities or other rights to acquire (including, without limitation, by way of exercise, exchange or conversion) debt or equity securities of the Company (other than proceeds from the exercise of employee stock options issued by the Company)

(individually and collectively, “Debt/Equity Securities”) now or hereafter outstanding, return any capital to its equity holders or those of its subsidiaries, or distribute any of its assets to its equity holders, or (y) make any payment or declare any dividend or distribution on any Debt/Equity Securities;

(v) the Company shall not, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, receivables and leasehold interests), except: (a) for inventory disposed of in the ordinary course of business, or (b) the sale or other disposition of assets no longer used or useful in the conduct of its business;

(vi) the Company shall not, directly or indirectly, purchase or otherwise acquire any capital stock or other securities, assets, or obligations of, make any capital contribution to, or otherwise invest in or acquire any interest in, any other person or entity;

(vii) the Company shall not, and the Company shall not permit any of its subsidiaries to, issue any Debt/Equity Securities, other than awards to employees of options exercisable for common equity of the Company issued pursuant to the Company’s any employee equity compensation plan;

(viii) the Company shall not amend, alter or repeal any provision of Company’s certificate of formation, as in effect on the date hereof, or the limited liability company agreement of the Company, as amended to date;

(ix) the Company shall not commence a voluntary bankruptcy, reorganization or insolvency proceeding or fail to timely take available and legally appropriate action to challenge any involuntary bankruptcy, reorganization or insolvency proceeding;

(x) other than transactions with its members, the Company shall not, and the Company shall not permit any of its subsidiaries to, enter into any transaction with any affiliate of Company (other than wholly-owned subsidiaries of Company);

(xi) the Company shall not liquidate, dissolve or wind-up the business and affairs of Company or any of its subsidiaries; and

(xii) the Company shall not, and the Company shall not permit any of its subsidiaries to, authorize, consent to, commit to or agree to do any of the foregoing.

“Permitted Liens” means (i) any lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, in each case arising in the ordinary course of business of the Company with respect to a liability that is not yet due or delinquent or that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iv) liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (vii) liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) any mortgage, lien, pledge, charge, security interest or other encumbrance that Holder expressly approves in writing, (ix) any lien securing the Senior Indebtedness, and (x) any lien securing, on an equal and ratable basis, the Secured Obligations and the Pari Passu Secured Obligations (as defined below). As used in this Note, “lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance.

4. Subordination.

(a) The indebtedness evidenced by the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness. If an Insolvency (as defined below) has occurred and is continuing, the Company may not make any payment in respect of the Principal of this Note until the Senior Indebtedness has been paid in full. In the event of a distribution of the assets of the Company in connection with an Insolvency, such distribution shall be applied to the Senior Indebtedness until the Senior Indebtedness has been paid in full, and thereafter to the payment of the Principal of this Note and the principal of the Pari Passu Notes.

(b) As used in this Note, the term “Senior Indebtedness” shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, (i) the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with that Business Note, dated January 31, 2013 with Citizens State Bank of La Crosse in the amount of $3,000,000 and any extension, renewal, amendment, modification or refinancing of the indebtedness thereunder if the principal amount of such indebtedness after giving effect thereto does not exceed maximum principal amount of such indebtedness as in effect immediately prior thereto and (ii) the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with that contemplated five year term auto loan with Citizens State Bank of La Crosse in the amount of $60,000 and any extension, renewal, amendment, modification or refinancing of the indebtedness thereunder if the principal amount of such indebtedness after giving effect thereto does not exceed maximum principal amount of such indebtedness as in effect immediately prior thereto.

(c) Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 4 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal amount hereof and Interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

5. Security Interest.

(a) Subject to the rights, if any, of the holders of Senior Indebtedness under Section 4, in order to secure the full and punctual payment of the Secured Obligations (as defined below) in accordance with the terms hereof, and to secure the performance of the obligations of the Company hereunder, the Company hereby grants to the Holder a continuing security interest in and lien on and to all of the Collateral (as defined below) and all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the sale, exchange, assignment or other disposition of Collateral (the “Security Interest”), whether or not such sale or other disposition is permitted under Section 3 above. “Secured Obligations” means all advances to, and debts, liabilities, obligations, performance obligations, covenants and duties of, the Company arising under or otherwise with respect to this Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, (i) to pay principal, Interest, charges, expenses, fees, attorneys’ fees and disbursements and other amounts payable by the Company under this Note (including, without limitation, any Interest which accrues after the commencement of any case, proceeding or other actions relating to the bankruptcy, insolvency or reorganization of the Company and any other amounts owing hereunder), and (ii) all other amounts payable by the Company under this Note (including expenses incurred in connection with the enforcement of this Note). “Collateral” means all existing and after acquired real property and personal property of Company and its subsidiaries, tangible and intangible, including, but not limited to cash and cash equivalents, accounts receivable, inventories, other current assets, leases, furniture, fixtures and equipment, trademarks, trade names, intellectual property and all other personal property.

(b) Company hereby authorizes the Holder to file such mortgages, financing statements, continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Holder may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Holder herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Holder may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Holder herein, including, without limitation, describing such property as “all assets” or “all real and personal property, whether now owned or hereafter acquired.” The Company shall furnish to the Holder from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Holder may reasonably request, all in reasonable detail.

(c) In case of the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may exercise all rights of a secured party under applicable law (including, without limitation, the Uniform Commercial

Code as in effect on the date hereof in the State of New York (whether or not in effect in the jurisdiction where such rights are exercised)). Failure of the Holder to exercise any of its rights and remedies will not constitute a waiver of the right to exercise the same at that or any other time.

(d) Upon the repayment in full of all Secured Obligations and the termination of any obligations under this Note, the Security Interest shall terminate and all rights to the Collateral shall revert to the Company; provided, however, that if additional amounts are loaned to the Company by the Holder in accordance with the terms hereof thereafter, the Holder shall again have Secured Obligations and obligations under this Note, and be again subject to the provisions of Section 5 with respect thereto, in addition to all other applicable provisions hereunder.

(e) This Note is a secured general obligation of the Company. This Note ranks junior in right of payment to the Senior Indebtedness, and pari passu in right of payment with the Pari Passu Debt. The liens securing the Secured Obligations are junior in rank to the liens securing the Senior Indebtedness, and equal in rank to the liens securing the Pari Passu Secured Obligations. “Pari Passu Debt” means indebtedness under promissory notes that are substantially identical to this Note (but issued on June 19, 2013, July 1, 2013 and July 9, 2013) (the “Pari Passu Notes”), in an aggregate principal amount such that the original principal amount of the Pari Passu Debt, plus the original Principal amount of this Note, totals $3,500,000. “Pari Passu Secured Obligations” means the “Secured Obligations,” as defined in each Pari Passu Note.

(f) The Security Interest and the liens securing the Pari Passu Notes may be evidenced by separate mortgages, financing statements and other documents and filings, or may be collectively evidenced by joint documents and filings. The liens securing this Note and the Pari Passu Notes may not be enforced without the consent of all holders of this Note and the Pari Passu Notes.

6. Events of Default. For purposes hereof, the occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) the Company shall fail to pay any amount payable under this Note when such payment becomes due; or

(b) the Company shall breach, default under or fail to observe or perform any covenant or agreement of this Note or in any document delivered pursuant hereto;

(c) the Company shall commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking the appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors (each, an “Insolvency”); or

(d) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in subsection 6( c) above that (i) results in the entry of an order for relief of any such adjudication of appointment, or (ii) remains undismissed, undischarged or unbonded for a period often (10) days;

(e) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in subsections 6(c) or 6(d) above;

(f) there shall be a breach or default under any Senior Indebtedness or any Pari Passu Debt, in each case of any amount, or any other indebtedness of Company in an amount in excess of $100,000 (individually or in the aggregate);

(g) a decree or order is entered appointing any trustee, custodian, liquidator or receiver over the Company or its assets, or adjudicating the Company bankrupt or insolvent, or approving a petition for such relief in any case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal or state bankruptcy laws as now or hereafter constituted; and/or

(h) a judgment or judgments against Company or any of its subsidiaries shall be entered in an amount in excess of $100,000 (individually or in the aggregate) and any which such judgments is not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or is not discharged within thirty (30) days after the expiration of such stay; then, and in any such event, (A) if such event is an Event of Default specified in any of subsections 6(c) through 6(g) above, this Note shall automatically (without requirement of notice or other action) (all outstanding principal amount and accrued and unpaid Interest thereon) and immediately become due and payable in full, and (B) if such event is any other Event of Default, the Holder may, at any time at its option, by written notice to the Company, declare this Note to be immediately due and payable in full.

7. Remedies. Each right, power and remedy of the Holder as provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers, or remedies. No failure or delay by the Holder to insist upon the strict performance of any term, condition, covenant, or agreement of this Note, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Holder from exercising any such right, power, or remedy at any later time or times. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

8. Miscellaneous.

(a) Successors and Assigns. The rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties. This Note may not be assigned by the Holder without the consent of the holders of the Pari Passu Notes.

(b) Waivers and Amendments. This Note may not be amended or modified in any manner nor may any of its provisions be waived except by a written instrument executed by the Company and the Holder. A waiver, modification or amendment by a party shall only be effective if (i) it is in writing and signed by the Company and the Holder, (ii) it specifically refers to this Note, (iii) it specifically states that the party, as the case may be, is waiving, modifying or amending its rights hereunder, and (iv) the Company has offered to each holder of each Pari Passu Note to make a corresponding parallel modification to such holder’s Pari Passu Note; provided, however, that the Holder may waive any provision hereunder without the consent or signature of the Company. Any such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

(c) Governing Law, Waiver of Jury Trial, Venue. This Note shall be governed by the laws of the State of New York applicable to contracts entered into and to be performed within New York State. The Company irrevocably and unconditionally consents to the exclusive jurisdiction of the federal and state courts in New York County for any action, suit or proceeding arising out of or related hereto. The Company agrees not to commence any legal proceeding related hereto except in such court. The Company irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably waives any right it may have to a trial by jury in any such action, suit or proceeding. The Company agrees that the prevailing party in any action or proceeding arising out of or relating to this Note or the transactions contemplated hereby shall be entitled to recover its reasonable fees and expenses in connection therewith, including legal fees.

(d) Entire Agreement. This Note and any schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

(e) Notices. Any notice, approval, request, authorization, direction or other communication under this Note shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed or transmitted by facsimile with confirmation of receipt, (ii) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt, or (iii) three (3) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, at the address of the party set forth below (or at such other address as may be communicated to the notifying party in writing); provided, however, that only a nationally recognized overnight courier shall be used to effectuate the delivery of any such notice to addresses outside the United States and the verified date of receipt of such notice be deemed the date of notice for purposes hereunder.

If to the Company:

Muskie Proppant LLC

1125 N Broadway St, Suite 2

Menomonie, WI 54751

Facsimile No.: 715-309-2920

Attn: Lynn Kadrlik

Email: lkadrlik@muskieprop.com

If to the Holder/Holder:

(f) Validity. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Transfer. This Note may be transferred by Holder at any time, provided that such transfer complies with applicable securities laws and the limitations on transfer set forth in the Agreement.

(h) Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to Holder a new promissory note of like tenor and denomination as this Note.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Company has caused this Note to be executed on the date first above written

MUSKIE PROPPANT LLC

By:
Name:
Title:

Prepared by

Approved by

SIGNATURE PAGE TO MUSKIE JUNIOR SECURED PROMISSORY NOTE